Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

 1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037             Phone:  801-927-1337  Fax:  801-927-1344

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Mojo Entertainment, Inc.

Las Vegas, NV

We hereby consent to the inclusion in the Form SB-2/A Registration Statement of our Report of Independent Registered Public Accounting Firm dated February 23, 2005, on our audit of the financial statements of Mojo Entertainment, Inc. as of December 31, 2004, and for the periods of December 29, 2003 (inception) through December 31, 2004 and 2003.

Sincerely,

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, UT

March 15, 2006